Exhibit 99.1
FOR IMMEDIATE RELEASE
January 8, 2021

Origin Bancorp, Inc. Announces Fourth Quarter and 2020 Full Year Earnings Release and Conference Call

RUSTON, LA, January 8, 2021 - Origin Bancorp, Inc. (Nasdaq: OBNK) (“Origin”), the financial holding company for Origin Bank, plans to issue fourth quarter and full year 2020 results after the market closes on Wednesday, January 27, 2021, and hold a conference call to discuss such results on Thursday, January 28, 2021, at 8:00 a.m. Central Time (9:00 am Eastern Time). The conference call will be hosted by Drake Mills, Chairman, President and CEO, Steve Brolly, Chief Financial Officer, and Lance Hall, President and CEO of Origin Bank.

Conference Call and Live Webcast
To participate in the live conference call, please dial (844) 695-5516; International: (412) 902-6750 and request to be joined into the Origin Bancorp, Inc. (OBNK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the Investor Relations, News & Events, Events & Presentations link or directly by visiting https://services.choruscall.com/links/obnk210128.html.

Conference Call Webcast Archive
If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.

About Origin Bancorp, Inc.
Origin is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912. Deeply rooted in Origin’s history is a culture committed to providing personalized, relationship banking to its clients and communities. Origin provides a broad range of financial services to businesses, municipalities, high net worth individuals and retail clients. Origin currently operates 43 banking centers located from Dallas/Fort Worth, Texas across North Louisiana to Central Mississippi, as well as in Houston, Texas. For more information, visit www.origin.bank.

Contact Information
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank

Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank